Exhibit 99.1

                        First Cash Announces Opening of
            Auto Master Dealerships in Little Rock and Oklahoma City

       Combined Store & Dealership Openings Expected to Total 72 for 2006


     ARLINGTON, Texas--(BUSINESS WIRE)--Dec. 12, 2006--First Cash Financial Services, Inc. (Nasdaq:FCFS) today announced the opening of two Auto Master automotive dealerships, one located in North Little Rock and the other in Oklahoma City. The new dealerships represent the first opened by Auto Master since First Cash acquired the buy-here/pay-here automotive retailer in August and brings to 10 the total number of Auto Master locations in its three-state operating area. Including the dealership openings and the projected opening of 70 pawn and short-term advance locations, First Cash expects to open 72 new locations in Fiscal 2006, which is a record number of store-openings for the Company.

     "We are excited about launching Auto Master dealerships in two new markets," stated Mr. Rick Wessel, Vice Chairman and Chief Executive Officer of First Cash. "We look forward to capitalizing on Auto Master's name recognition and outstanding reputation in nearby existing markets located in Arkansas, Oklahoma and Missouri. Both of the new locations are managed by experienced Auto Master sales professionals and feature a large inventory of quality used vehicles with available financing options."

     For the year ending December 31, 2006, the Company projects that it will open a total of 72 new locations, which will be comprised of 26 pawn stores, 44 short-term advance stores and 2 Auto Master dealerships. Mr. Wessel noted, "The 72 store openings in 2006 will significantly exceed our previous record of 52 store openings in a single year. In addition, we were able to front-load a significant percentage of the store openings during the first three quarters of the year which should enhance these stores' aggregate profitability in 2007." First Cash expects to be operating a total of 407 locations as of year end, which will represent a 24% increase over the 328 locations open as of the end of 2005.

     Looking ahead to 2007, the Company expects to open a combination of 75 to 80 pawn and short-term advance locations and 3 to 5 Auto Master dealerships. In total, the Company projects 78 to 85 combined unit openings for 2007, an increase of 19% to 21% over the current store base.

     Forward-Looking Information

     This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. ("First Cash" or the "Company"). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of store openings, and unit counts and expected new store profitability. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, credit losses, changes or increases in competition, the ability to locate, open and staff new stores and dealerships, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization in Texas, new legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term advance businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive retailers in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are indicated in the Company's 2005 Annual Report on Form 10-K (see "Item 1A. Risk Factors") and updated in subsequent quarterly reports on Form 10-Q.

     About First Cash

     First Cash Financial Services, Inc. is a leading provider of specialty consumer financial services and related retail products. Its pawn stores make small loans secured by pledged personal property, retail pawned merchandise acquired through loan forfeitures and in certain locations provide short-term advances and credit services products. The Company's short-term advance locations provide various combinations of short-term advance products, check-cashing, credit services and other financial services products. First Cash also operates automobile dealerships and related financing operations focused exclusively on the "buy-here/pay-here" segment of the used vehicle market. The Company owns and operates over 400 stores and buy-here/pay-here dealerships in 13 U.S. states and 8 states in Mexico. In addition, First Cash is an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 40 check-cashing and financial services kiosks located inside convenience stores. First Cash has been recognized for five consecutive years by Forbes magazine as one of its "200 Best Small Companies." This annual ranking is based on a combination of profitability and growth performance measures over the most current one and five-year periods.

     First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.


     CONTACT: First Cash Financial Services, Inc.
              Rick Wessel, 817-505-3199
              Vice Chairman & Chief Executive Officer
              or
              Doug Orr, 817-505-3199
              EVP & Chief Financial Officer
              Email: investorrelations@firstcash.com
              Website: www.firstcash.com